Exhibit 4.3

Execution Version

OVERSEAS SHIPHOLDING GROUP, INC.

and

WILMINGTON TRUST COMPANY,
as Trustee

__________________________________________

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 5, 2014
___________________________________________

7.50% Senior Notes I due 2021

 SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, effective as of August 5, 2014 (the "Second Supplemental Indenture"), is entered into between Overseas Shipholding Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 1301 Avenue of the Americas, New York, New York 10019, and Wilmington Trust Company, a Delaware trust company, as trustee (the "Trustee") under and pursuant to the Indenture dated as of March 7, 2003, between the Company and the Trustee (the "Original Indenture").

WHEREAS, Section 301 of the Original Indenture provides that Securities may be issued under the Original Indenture in one or more series;

WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to establish the form or terms of Securities of any series;

WHEREAS, the Company desires to create a new series of Securities having the terms set forth in this Second Supplemental Indenture; and

WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving the creation and issuance of $6,508,000 aggregate principal amount of 7.50% Senior Notes I due 2021 (the "2014 Notes I"), and the Company and the Trustee are executing and delivering this Second Supplemental Indenture in order to provide for the establishment of such Securities;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Second Supplemental Indenture hereby agree as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Relation to Original Indenture. This Second Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 102 Definition of Terms.

(a)	Capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

(b)	the following terms have the meanings given to them in this Section 102(b):

"2014 Notes I" has the meaning set forth in the recitals to this Second Supplemental Indenture.

"Designated Debt" means any debt for borrowed money in the form of bonds, notes, debentures or other debt securities issued by way of a public offering or private placement, but excluding loans made by banks and other financial institutions, customers and strategic partners.

"Original Indenture" has the meaning set forth in the recitals to this Second Supplemental Indenture.

"Second Supplemental Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplement hereto entered into pursuant to the applicable provisions hereof."

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE 2014 NOTES I

Section 201 Designation and Principal Amount. There is hereby authorized a series of Securities designated as 7.50% Senior Notes I due 2021 limited in aggregate principal amount to $6,508,000. The 2014 Notes I may be issued from time to time upon written order of the Company for authentication and delivery of the 2014 Notes I pursuant to Section 303 of the Original Indenture.

Section 202 Maturity. The date upon which the 2014 Notes I will become due and payable at final maturity, together with any accrued and unpaid interest, is February 15, 2021.

Section 203 Interest.

(a)     The 2014 Notes I will accrue interest at a rate of 7.50% per annum from August 5, 2014, payable in cash on February 15 and August 15 in each year, commencing February 15, 2015 to the Person in whose name the 2014 Note I (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the 2014 Note I (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the 2014 Notes I not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2014 Notes I may be listed, and upon such notice as may be required by such exchange.

(b)     Payment of the principal of (and premium, if any) and interest on the 2014 Notes I will be made at the office or agency of the Company maintained for that purpose in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 204 Redemption. The Company shall not be entitled to redeem the 2014 Notes I prior to the maturity of the Notes.

Section 205 Legal Defeasance and Covenant Defeasance.

(a)     Pursuant to Section 1302 of the Original Indenture, the Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding 2014 Notes I.

(b)     Pursuant to Section 1303 of the Original Indenture, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Original Indenture and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the 2014 Notes I.

Section 206 Global Note. The 2014 Notes I shall be issuable in one or more definitive Global Securities in book-entry form, which will be deposited by or on behalf of the Company, through the facilities of The Depository Trust Company ("DTC") or its designated custodian. Every Global Security evidencing all or part of the 2014 Notes I that is authenticated and delivered shall bear the legend set forth on the face of the form of the 2014 Notes I attached as Exhibit A to this Second Supplemental Indenture.

Section 207 Maintenance of Insurance. Section 1007 of the Original Indenture shall not apply to the 2014 Notes I.

Section 208 Limitation on Liens. Section 1009 of the Original Indenture as applied to the 2014 Notes I is hereby amended in its entirety to read as follows:

“The Company may not, directly or indirectly, Incur, assume or suffer to exist any Mortgage on or with respect to any property or assets, now owned or hereafter acquired, to secure any present or future Designated Debt without making effective provision for securing the 2014 Notes I: (1) in the event such Designated Debt is pari passu with the 2014 Notes I, equally and ratably with such Designated Debt as to such property or assets for so long as such Designated Debt will be so secured, or (2) in the event such Designated Debt is subordinate in right of payment to the 2014 Notes I, prior to such Designated Debt as to such property or assets for so long as such Designated Debt will be so secured."

Section 209 Limitation on Sales and Leasebacks. Section 1010 of the Original Indenture shall not apply to the 2014 Notes I.

Section 210 Limitation on Incurrence of Indebtedness by Restricted Subsidiaries. Section 1011 of the Original Indenture shall not apply to the 2014 Notes I.

ARTICLE THREE

FORM OF THE 2014 NOTES I

Section 301. Form of the 2014 Notes I. The 2014 Notes I and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A to this Second Supplemental Indenture, with such changes thereto as the officers of the Company executing the 2014 Notes I (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE FOUR

GENERAL PROVISIONS

Section 401. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective immediately upon the execution and delivery by the Trustee of this Second Supplemental Indenture.

Section 402. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Second Supplemental Indenture. The Original Indenture and this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 403. Effect of Headings. The Article and Section headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction of this Second Supplemental Indenture.

Section 404. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 405. Multiple Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 406. Successors and Assigns. All agreements of the Company in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 407 Trustee Not Responsible for Recitals. The recitals in this Second Supplemental Indenture are made by the Company, and the Trustee assumes no responsibility for the correctness of such recitals.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Second Supplemental Indenture have caused the Second Supplemental Indenture to be duly executed as of day and year first above written.

OVERSEAS SHIPHOLDING GROUP, INC.

By /s/ Captain Ian T. Blackley
Name: Captain Ian T. Blackley
Title: Senior Vice President, Chief Financial Officer and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By /s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

EXHIBIT A

IF THIS SECURITY IS TO BE A GLOBAL SECURITY, INSERT:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

OVERSEAS SHIPHOLDING GROUP, INC.

7.50% Senior Notes I due 2021

No. ___	$_____________

Overseas Shipholding Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________________, as nominee for The Depository Trust Company (the "Holder"), or to its registered assigns, the principal sum of ___________________ Dollars on February 15, 2021, and to pay interest thereon from August 5, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2015, at the rate of 7.50% per annum, until the principal hereof is paid or made available for payment. This Security is issued under an Indenture, dated as of March 7, 2003, as supplemented by the Second Supplemental Indenture dated as of August 5, 2014 (herein called the "Indenture" which term shall have the meaning assigned to it in such instrument), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment by the Company of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated as of ___________ ___, _____

Overseas Shipholding Group, Inc.

By:	_________________________

Name:

Title:

Attest:

______________________
                        , Secretary

 TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                                    Wilmington Trust Company,

                                                                     as Trustee

By:___________________________

Authorized Officer

FORM OF REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under the Indenture, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $6,508,000.

The Company shall not be entitled to redeem the Securities prior to the maturity of the Securities.

If a Change of Control shall occur, Holders of the Securities will have the right to require the Company to redeem such Holder's Securities, in whole or in part, in integral multiples of $1,000, at a Redemption Price equal to 101.00% of the principal amount thereof and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.